Exhibit 99

FOR IMMEDIATE RELEASE

3M Reports First-Quarter Results;

Company Posts Sales of $7.6 Billion and Earnings per Share of $1.61

ST. PAUL, Minn. — April 25, 2013 - 3M (NYSE: MMM) today reported first-quarter earnings of $1.61 per share, an increase of 1.3 percent versus the first quarter of 2012. Sales rose 2.0 percent year-on-year to $7.6 billion, an all-time first-quarter record. Organic local-currency sales grew 2.1 percent and acquisitions added 1.7 percent to sales. Currency impacts reduced sales by 1.8 percent year-on-year.

Operating income was $1.6 billion and operating income margins for the quarter were 21.6 percent. First-quarter net income was $1.1 billion and free cash flow was $670 million.

“We achieved record first-quarter sales and solid operating margins in the face of a low-growth economic environment and the strong U.S. dollar,” said Inge G. Thulin, 3M chairman, president and chief executive officer. “At the same time, we further strengthened the company through increased investments in innovation, commercialization and manufacturing.”

The company paid $440 million in cash dividends to shareholders and repurchased $805 million of its own shares during the quarter.

Organic local-currency sales growth was 4.0 percent in Health Care, 3.7 percent in Consumer, 2.9 percent in Industrial and 2.3 percent in Safety and Graphics; Electronics and Energy declined 2.2 percent year-on-year. On a geographic basis, organic local-currency sales grew 7.3 percent in Latin America/Canada, 2.3 percent in the U.S. and 1.9 percent in Asia Pacific; EMEA (Europe, Middle East and Africa) declined 0.8 percent year-on-year.

3M anticipates 2013 earnings to be in the range of $6.60 to $6.85 per share versus a previous expected range of $6.70 to $6.95 per share. The company continues to forecast organic local-currency sales growth of 2 to 5 percent for the year. Foreign currency translation is expected to reduce full-year sales by approximately 1.5 percent. 3M previously anticipated no impact to 2013 sales from foreign currency translation.

“Considering the stronger U.S. dollar and softer demand in some end markets, it is prudent to alter our outlook a bit for 2013,” said Thulin. “We remain confident looking ahead and are keenly focused on things within our control — advancing our strategic objectives, driving productivity and improving the business. 3M’s unique combination of technology strength, manufacturing excellence and global capability will enable us to deliver sustainable increases in sales, earnings and cash flow.”

First-Quarter Business Group Discussion

Industrial

•                  Sales of $2.7 billion, up 4.6 percent in U.S. dollars. Organic local-currency sales increased 2.9 percent, acquisitions (Ceradyne) added 3.6 percent to sales and foreign currency translation reduced sales by 1.9 percent.

•                  On an organic local-currency basis:

•                  Sales growth was led by aerospace, industrial adhesives and tapes, personal care and liquid filtration; the advanced materials business declined year-on-year.

•                  Positive sales growth in Latin America/Canada, the U.S. and Asia Pacific; EMEA was flat year-on-year.

•                  Operating income was $576 million, down 2.6 percent year-on-year; operating margin of 21.5 percent.

Safety and Graphics

•                  Sales of $1.4 billion, up 2.2 percent in U.S. dollars. Organic local-currency sales increased 2.3 percent; acquisitions (Federal Signal Technologies) added 2.2 percent to sales, divestitures reduced sales by 0.1 percent and foreign currency translation reduced sales by 2.2 percent.

•                  On an organic local-currency basis:

•                  Sales growth was strongest in commercial graphics, architectural markets, building and commercial services and personal safety; sales declined in the traffic safety and security business.

•                  Sales rose in Latin America/Canada, Asia Pacific and the U.S. and declined year-on-year in EMEA.

•                  Operating income increased 0.4 percent to $335 million; operating margin of 23.7 percent.

Health Care

•                  Sales of $1.3 billion, up 2.8 percent in U.S. dollars. Organic local-currency sales increased 4.0 percent; acquisitions (CodeRyte) added 0.4 percent and foreign currency translation reduced sales by 1.6 percent.

•                  On an organic local-currency basis:

•                  Sales increased across the portfolio, with the strongest growth in food safety, critical and chronic care and health information systems.

•                  Sales rose in all major geographies, led by double-digit growth in Latin America/Canada.

•                  Operating income increased 0.8 percent to $404 million; operating margin of 30.8 percent.

Electronics and Energy

•                  Sales of $1.3 billion, down 3.3 percent in U.S. dollars. Organic local-currency sales decreased 2.2 percent and foreign currency translation reduced sales by 1.1 percent.

•                  On an organic local-currency basis:

•                  Sales declined in electronics, as industry demand remained soft overall.

•                  Energy-related sales rose slightly, with the strongest growth in electrical markets; sales declined year-on-year in telecom.

•                  Sales increased in Latin America/Canada, but declined in Asia Pacific, EMEA and the U.S.

•                  Operating income decreased 16.3 percent to $196 million; operating margin of 15.3 percent.

Consumer

•                  Sales of $1.1 billion, up 2.0 percent in U.S. dollars. Organic local-currency sales increased 3.7 percent and foreign currency translation reduced sales by 1.7 percent.

•                  On an organic local-currency basis:

•                  Growth was led by the consumer health care, DIY and home care businesses.

•                  Sales rose in Asia Pacific, the U.S. and Latin America/Canada and declined year-on-year in EMEA.

•                  Operating income was flat year-on-year at $237 million; operating margin of 21.9 percent.

3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•               Live webcast at http://investor.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investor.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 (for both U.S. and outside the U.S.; access code is 21609531).

The telephone replay will be available until 10:00 a.m. CDT on April 30, 2013.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Annual Report under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended March 31,
	2013	2012
Net sales	$7,634	$7,486
Operating expenses
Cost of sales	3,969	3,889
Selling, general and administrative expenses	1,589	1,552
Research, development and related expenses	430	411
Total operating expenses	5,988	5,852
Operating income	1,646	1,634
Interest expense and income
Interest expense	39	40
Interest income	(10)	(9)
Total interest expense — net	29	31
Income before income taxes	1,617	1,603
Provision for income taxes	470	462
Net income including noncontrolling interest	$1,147	$1,141
Less: Net income attributable to noncontrolling interest	18	16
Net income attributable to 3M	$1,129	$1,125
Weighted average 3M common shares outstanding — basic	691.1	696.8
Earnings per share attributable to 3M common shareholders — basic	$1.63	$1.61
Weighted average 3M common shares outstanding — diluted	702.1	706.1
Earnings per share attributable to 3M common shareholders — diluted	$1.61	$1.59
Cash dividends paid per 3M common share	$0.635	$0.59

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$2,928	$2,883	$2,332
Marketable securities — current	1,448	1,648	1,399
Accounts receivable — net	4,418	4,061	4,323
Inventories	3,819	3,837	3,561
Other current assets	1,242	1,201	1,238
Total current assets	13,855	13,630	12,853
Marketable securities — non-current	1,452	1,162	763
Investments	161	163	160
Property, plant and equipment — net	8,318	8,378	7,755
Goodwill and intangible assets — net	9,087	9,310	8,955
Prepaid pension benefits	19	16	43
Other assets	1,137	1,217	1,486
Total assets	$34,029	$33,876	$32,015

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,072	$1,085	$664
Accounts payable	1,820	1,762	1,779
Accrued payroll	466	701	473
Accrued income taxes	392	371	423
Other current liabilities	2,187	2,281	2,069
Total current liabilities	5,937	6,200	5,408
Long-term debt	4,864	4,916	4,510
Pension and postretirement benefits	3,014	3,086	3,686
Other liabilities	1,686	1,634	1,792
Total liabilities	$15,501	$15,836	$15,396
Total equity	$18,528	$18,040	$16,619
Shares outstanding
March 31, 2013: 690,194,620 shares
December 31, 2012: 687,091,650 shares
March 31, 2012: 693,872,048 shares
Total liabilities and equity	$34,029	$33,876	$32,015

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Three-months ended March 31,
	2013	2012
NET CASH PROVIDED BY OPERATING ACTIVITIES	$994	$828
Cash flows from investing activities:
Purchases of property, plant and equipment	(324)	(261)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	(96)	213
Other investing activities	15	5
NET CASH USED IN INVESTING ACTIVITIES	(405)	(43)
Cash flows from financing activities:
Change in debt	(9)	(27)
Purchases of treasury stock	(805)	(524)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	738	213
Dividends paid to shareholders	(440)	(410)
Other financing activities	30	26
NET CASH USED IN FINANCING ACTIVITIES	(486)	(722)

Effect of exchange rate changes on cash and cash equivalents	(58)	50

Net increase (decrease) in cash and cash equivalents	45	113
Cash and cash equivalents at beginning of year	2,883	2,219
Cash and cash equivalents at end of period	$2,928	$2,332

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three-months ended March 31,
	2013	2012
NON-GAAP MEASURES
Free Cash Flow:
Net cash provided by operating activities	$994	$828
Purchases of property, plant and equipment	(324)	(261)
Free Cash Flow (a)	$670	$567

(a)         Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

	March 31,
	2013	2012
OTHER NON-GAAP MEASURES:
Net Working Capital Turns (b)	4.8	4.9

(b)         The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. GAAP and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

During the first quarter of 2013, 3M completed a realignment of its business segments, as discussed in the following “Business Segments” section, and realigned its geographic area reporting to include Puerto Rico in the United States, rather than in the Latin America/Canada region.  The financial information presented herein reflects, for all periods presented, the impact of these realignments.

Sales Change Analysis
By Geographic Area

	Three-months ended March 31, 2013
	United States	Asia- Pacific	Europe, Middle East and Africa	Latin America/ Canada	World- Wide
Volume — organic	1.6%	3.1%	(1.1)%	2.9%	1.7%
Price	0.7	(1.2)	0.3	4.4	0.4
Organic local-currency sales	2.3	1.9	(0.8)	7.3	2.1
Acquisitions	3.0	0.3	2.3	0.4	1.7
Translation	—	(2.7)	(1.5)	(5.0)	(1.8)
Total sales change	5.3%	(0.5)%	—%	2.7%	2.0%

Worldwide
Sales Change Analysis
By Business Segment

	Three-months ended March 31, 2013
	Organic local- currency sales	Acquisitions	Divestitures	Translation	Total sales change
Industrial	2.9%	3.6%	—%	(1.9)%	4.6%
Safety and Graphics	2.3%	2.2%	(0.1)%	(2.2)%	2.2%
Electronics and Energy	(2.2)%	—%	—%	(1.1)%	(3.3)%
Health Care	4.0%	0.4%	—%	(1.6)%	2.8%
Consumer	3.7%	—%	—%	(1.7)%	2.0%

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2013, 3M completed a realignment of its business groups (segments) to better serve global markets and customers. This realignment included:

•         The alignment of divisions into five business groups (segments) as further described below.

•         The combination of certain existing divisions into new divisions. These included the Traffic Safety and Security Division (reflecting the combination of the former Traffic Safety Systems Division and Security Systems Division) and the Optical Systems Division (reflecting the combination of the former Optical Systems Division and Mobile Interactive Solutions Division).

•         The movement of certain product lines between various divisions.

In addition to the above, there were also adjustments for dual credit reporting to reflect the realigned structure. The new structure is comprised of five business segments: Industrial, Safety and Graphics, Electronics and Energy, Health Care, and Consumer.

Industrial: This business segment, previously referred to as Industrial and Transportation, is largely unchanged, except for the transfer of the Renewable Energy Division to the Electronics and Energy business segment.

Safety and Graphics: This business segment includes Architectural Markets, Building and Commercial Services, Commercial Graphics, Industrial Mineral Products, Personal Safety, and Traffic Safety and Security. This new business segment also reflects the movement of certain product lines between various divisions.

Electronics and Energy: This business segment includes Communication Markets, Electrical Markets, Electronics Markets Materials, Electronic Solutions, Infrastructure Protection, Optical Systems, Renewable Energy, and 3M Touch Systems. This new business segment also reflects the movement of certain product lines between various divisions.

Health Care: This business segment is largely unchanged, except for the movement of certain product lines between various divisions.

Consumer: This business segment, previously referred to as Consumer and Office, is largely unchanged, except for the movement of certain product lines between various divisions.

The financial information presented herein reflects, for all periods presented, the impact of this realignment. Refer to 3M’s Current Report on Form 8-K furnished on March 1, 2013 for additional supplemental unaudited historical business segment net sales and operating income information.

BUSINESS
SEGMENT
INFORMATION
(Millions)

	Three-months ended March 31,
	2013	2012
NET SALES
Industrial	$2,675	$2,558
Safety and Graphics	1,417	1,387
Electronics and Energy	1,277	1,320
Health Care	1,311	1,275
Consumer	1,081	1,060
Corporate and Unallocated	2	2
Elimination of Dual Credit	(129)	(116)
Total Company	$7,634	$7,486

BUSINESS
SEGMENT
INFORMATION
(Millions)

	Three-months ended March 31,
	2013	2012
OPERATING INCOME
Industrial	$576	$591
Safety and Graphics	335	334
Electronics and Energy	196	234
Health Care	404	401
Consumer	237	237
Corporate and Unallocated	(74)	(138)
Elimination of Dual Credit	(28)	(25)
Total Company	$1,646	$1,634

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products. Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better. 3M is the innovation company that never stops inventing. With $30 billion in sales, 3M employs 88,000 people worldwide and has operations in more than 70 countries

Investor Contacts:	Matt Ginter 3M (651) 733-8206	Media Contact:	Jacqueline Berry 3M (651) 733-3611

Bruce Jermeland 3M (651) 733-1807

From: 3M Public Relations and Corporate Communications 3M Center, Building 225-1S-15 St. Paul, MN 55144-1000